AMENDED AND RESTATED DEVELOPMENT SERVICES AGREEMENT


	THIS AMENDED AND RESTATED DEVELOPMENT SERVICES AGREEMENT (the "Agreement") is made and entered into as of the 1st day of April, 1998, between FORT BEND NHC, L.P., a Virginia limited partnership (the "Partnership"), and NATIONAL HOUSING DEVELOPMENT CORPORATION, a Virginia corporation ("NHDC") (NHDC is referred to herein as the "Developer").

	WHEREAS, Fort Bend National Housing, L.L.C., a Virginia limited liability company ("FBNH") and Helfant Realty, Inc., a Virginia corporation ("HRI"), as the General Partners, FBNH, as the Withdrawing Initial Limited Partner, BCTC 94, Inc., a Massachusetts corporation ("BCTC 94"), as the Special Limited Partner, and Boston Capital Tax Credit Fund IV L.P., a
Delaware limited partnership ("BCTC IV"), as a Limited
Partner, executed an Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement") of even date herewith, pursuant to the Virginia Revised Uniform Limited Partnership Act (the "Act"), to
(i) continue the Partnership; (ii) admit BCTC 94 as the Special Limited Partner, and BCTC IV as a Limited Partner of the Partnership; (iii) effect the withdrawal of the Initial Limited Partner from the Partnership; (iv) reassign Interests in the Partnership; and (v) set forth all of the provisions governing the Partnership; and

	WHEREAS, the Partnership has been formed to acquire, construct, develop, own, maintain and operate a 112-unit apartment complex, of which 84 units are intended for rental to individuals and families of low and moderate income and 28 units are to be rented to tenants at market rates, to be known as Falcon Point Apartments, and to be located in the City of Rosenberg, Texas (the "Apartment Complex"); and

	WHEREAS, the Partnership, and the Developer have entered into a Development Agreement with respect to the Apartment
Complex dated September 24, 1997; and

	WHEREAS, the Partnership desires to confirm, amend and restate its appointment of the Developer to provide certain services for the Partnership with respect to overseeing the development of the Apartment Complex until all development work is completed.

	NOW, THEREFORE, in consideration of the foregoing, of the mutual promises of the parties hereto and of other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, it is agreed as follows:

	1.  	Appointment.  The Partnership hereby confirms its
appointment of the Developer to render services for the Partnership in supervising and overseeing the construction and development of the Apartment Complex as herein contemplated, and ratifies and confirms the services of such nature performed by the Developer for the Partnership prior to the date of this Agreement.

	2.  	Authority and Obligations.  In conformity with the
provisions of the Partnership Agreement, the Developer shall have, and has had, the authority and the obligation to:

		(a)	act on behalf of the Partnership in its
relation with any governmental agency or authority and any construction and/or permanent lender with respect to all matters relating to the construction and development of the Apartment Complex;

		(b)	select the architect ("Architect"), coordinate
the preparation of the plans and specifications (the "Plans and Specs") and recommend alternative solutions whenever design details affect construction feasibility or schedules;

		(c)	ensure that the Plans and Specs are in
compliance with all applicable codes, laws, ordinances, rules and regulations;

		(d)	negotiate all necessary contracts and
subcontracts, including the Construction Contract, for the construction of the Apartment Complex;

		(e)	choose the products and materials necessary to
equip the Apartment Complex in a manner which satisfies all requirements of the Construction Loan and the Mortgage Loan, and of the Plans and Specs;

		(f)	monitor disbursement and payment of amounts
owed to the Architect and to all subcontractors;

		(g)	insure that the Apartment Complex is
constructed free and clear of all mechanics' and materialmen's liens;

		(h)	obtain the certificate of the Architect that
the work on the Apartment Complex is substantially complete, and inspect the Architect's work;

		(i)	secure all building code approvals and obtain
certificates of occupancy for all of the residential units of the Apartment Complex;

		(j)	cause the construction of the Apartment Complex
to be completed in a prompt and expeditious manner, consistent with good workmanship, and in compliance with the following:

				(i)	the Plans and Specs as they may be amended
by the agreement of the parties hereto, and with the consent of the Construction Lender and the Lender;

				(ii)	any and all obligations of the Partnership
under the Construction Loan and the Mortgage Loan;

				(iii)	any and all zoning regulations, county
ordinances, including health, fire and safety regulations, and any other requirements of federal, state and local laws, rules, regulations and ordinances applicable to construction of the Apartment Complex;

		(k)	cause to be performed in a diligent and efficient
manner the following:

			(i)	construction of the Apartment Complex
pursuant to the Plans and Specs, including any required off-site work; and

			(ii)	general administration and supervision of
construction of the Apartment Complex, including but not limited to activities of subcontractors and their employees and agents, and others employed as to the Apartment Complex in a manner which complies in all respects with the Construction Loan and the Mortgage
Loan, and with the Plans and Specs;

		(l)	keep, or cause to be kept, accounts and cost
records as to the construction of the Apartment Complex;

		(m)	maintain, or cause to be maintained, at its
expense, all office and accounting facilities and equipment necessary to adequately perform the foregoing functions;

		(n)	make available to all Partners, during normal
business hours and upon any such Partner's written request, copies of all material contracts and subcontracts;

		(o)	deliver to the Partnership a dimensioned as-
built survey of the real property (locating only buildings) and as-built drawings of the Apartment Complex construction;

		(p)	provide, and periodically update, an Apartment
Complex construction time schedule which coordinates and integrates Architect's services with construction schedules;

		(q)	investigate and recommend a schedule for
purchase by the Partnership of all materials and equipment requiring long lead time procurement, coordinate the schedule with the Architect and expedite and coordinate delivery of such purchases;

		(r)	prepare pre-qualification criteria for bidders
interested in the Apartment Complex, establish bidding schedules and conduct pre-bid conferences to familiarize bidders with the bidding documents and management techniques with any special systems, materials or methods;

		(s)	receive bids, prepare bid analyses and make
recommendations to the Partnership for award of contracts or rejection of bids;

		(t)	coordinate the work of the Architect to
complete the construction of the Apartment Complex in accordance with the objectives as to cost, time and quality, and provide sufficient personnel at the Apartment Complex with authority to achieve such objectives;

		(u)	provide a detailed schedule of realistic
activity sequences and durations, allocation of labor and materials and processing of shop drawings and samples;

		(v)	provide regular monitoring of the schedule as
construction progresses, identify potential variances between scheduled and probable completion dates, review the schedule for work not started or incomplete, recommend to the Partnership adjustments in the schedule to meet the probable completion date, provide summary reports of such monitoring, and document all changes in the schedule;

	(w)		recommend courses of action to the Partnership
when requirements of subcontracts are not being fulfilled;

	 (x)	revise and refine the approved estimate of
construction cost, incorporate changes as they occur, and develop cash flow reports and forecasts as needed;

	(y)	provide regular monitoring of the approved
estimate of construction cost, show actual costs for activities in process and estimates for uncompleted tasks, identify variances between actual and budgeted or estimated costs and advise the Partnership whenever projected costs exceed budgets or estimates;

	(z)	develop and implement a system for review and
processing of change orders as to construction of the Apartment Complex;

	(aa)		develop and implement a procedure for the
review and processing of applications by subcontractors for progress and final payments;

	(ab)	in collaboration with the Architect, establish
and implement procedures for expediting the processing and approval of shop drawings and samples; and

	(ac)	record the progress of the Apartment Complex
and submitting written progress reports to the Partnership and Architect, including the percentage of completion and the number and amounts of change orders.

	3.  	Development Fee.

		(a)	For services performed and to be performed
under Sections 1 and 2 of this Agreement, the Partnership agrees to pay the Developer a Development Fee in the amount of EIGHT HUNDRED FORTY THOUSAND FIVE HUNDRED EIGHTY-EIGHT DOLLARS ($840,588). The parties hereto acknowledge and agree that portions of the Development Fee shall be deemed to be earned upon the achievement of certain benchmarks, as follows:
(i) ten per cent (10%) thereof upon locating, optioning and zoning a site suitable to the Partnership, and obtaining a reservation of Tax Credits for the Apartment Complex; (ii) an additional ten per cent (10%) thereof upon the completion of the initial site plan and unit floor plans, and obtaining commitments for the necessary equity investment and financing for the Apartment Complex; (iii) an additional ten per cent
(10%) thereof upon the initial closing of the construction loan; (iv) an additional ten per cent (10%) thereof upon the recording of a notice to proceed; (v) an additional twenty per cent (20%) thereof upon the completion of drywall installation as to all buildings; and (vi) the entire Development Fee shall be fully earned upon the occurrence of Substantial Completion.

		(b)	Payment of the Development Fee shall be subject
to the terms and conditions of the Partnership Agreement, and shall be payable from the Capital Contributions of the Investment Partnership, from any funds released from the Operating Reserve Account pursuant to Section 8.18(b) of the
Partnership Agreement, and from all Cash Flow remaining after payment of all current obligations with respect to the Asset
Management Fee and the Incentive Partnership Management
Services Fee, as provided in Section 11.01(a) of the Partnership Agreement, as follows:

			(i)	$316,408 from the Capital Contributions of
the Investment Partnership, payable upon receipt by the Partnership of the Fourth Installment; and

			(ii)	$524,180, from any funds released from the
Operating Reserve Account pursuant to Section 8.18(b) of the
Partnership Agreement, and from all Cash Flow remaining after payment of all current obligations with respect to the Asset
Management Fee and the Incentive Partnership Management
Services Fee, as provided in Section 11.01(a) of the Partnership Agreement.

		(c)	The Development Fee shall be paid in its
entirety no later than December 31, 2008.

	4. Withholding of Fee Payments. In the event that (a) the General Partners or any successor General Partners shall not have substantially complied with any material provisions under this Agreement or the Partnership Agreement, after Notice from BCTC 94 of such noncompliance and failure to cure such noncompliance within a period of thirty (30) days (or such longer period of time as shall be reasonably necessary to effect such cure, if such cure cannot be effected within thirty (30) days and the General Partners are diligently pursuing such cure) from and after the date of such Notice, or
(b) the Construction Lender or the Lender shall have declared the Partnership to be in default under the Construction Loan or the Mortgage Loan, as applicable, or (c) foreclosure proceedings shall have been commenced against the Apartment Complex, then (i) the Developer shall be in default of this Agreement and the General Partners shall be in default of the Partnership Agreement, and the Partnership shall withhold payment of any installment of the Development Fee payable pursuant to Section 3(a) of this Agreement and Section 8.10(a) of the Partnership Agreement, and (ii) the General Partners shall be liable for the Partnership's payment of any and all installments of the Development Fee payable pursuant to
Section 3(a) of this Agreement and Section 8.10(a) of the Partnership Agreement, to the extent that BCTC IV has withheld any Installment(s) pursuant to Section 5.03 of the Partnership Agreement as a result of a default as described above.

	All amounts so withheld by the Partnership under this
Section 4 or Section 8.12 of the Partnership Agreement shall be promptly released to the Developer only after the Developer and/or the General Partners have cured the default justifying the withholding, as demonstrated by evidence reasonably acceptable to BCTC 94.



	5.  	Assignment of Fees.  The Developer shall not assign,
pledge or otherwise encumber, for security or otherwise, the Development Fee set forth above to be made by the Partnership, or any portion(s) thereof or any of its right(s) thereto, without prior Notice to BCTC 94.

	6.  	Successors and Assigns, Termination.  This Agreement
shall be binding on the parties hereto, their heirs, successors, and assigns. However, this Agreement may not be assigned by any party hereto without the Consent of BCTC 94 , nor may it be terminated without the Consent of BCTC 94 ; such Consent shall not be unreasonably withheld. In the event that
(a) the Interest of either of the General Partners as General
Partners is converted, transferred or reduced, pursuant to
Section 6.03 of the Partnership Agreement, or (b) the General
Partners or their successor(s) are removed from the Partnership pursuant to Section 8.13 of the Partnership
Agreement, any further payment of installments of the Development Fee pursuant to Section 3 above shall be governed by such Sections 6.03 and 8.13, as applicable.

	7.  	Defined Terms.  Capitalized terms used in this
Agreement and not specifically defined herein shall have the same meanings assigned to them as in the Partnership
Agreement.

	8.  	Separability of Provisions.  Each provision of this
Agreement shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purposes of this Agreement is determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those provisions of this Agreement which are valid.

	9.  	No Continuing Waiver.  The waiver by any party of
any breach of this Agreement shall not operate or be construed to be a waiver of any subsequent breach.

	10.	Applicable Law.  This Agreement shall be construed
and enforced in accordance with the laws of the Commonwealth of Virginia.


	IN WITNESS WHEREOF, the parties have caused this Amended and Restated Development Services Agreement to be duly executed as of the date first written above.


			FORT BEND NHC, L.P.

			By:	Helfant Realty, Inc.
				Managing General Partner


				By:/s/Dorcas Helfant
				        Dorcas Helfant
				        President

And By:
Fort Bend National Housing,
 L.L.C.,


General Partner


					By: /s/Bradley P. Dolbec
				   	Bradley P. Dolbec
				   	Manager


	NATIONAL HOUSING DEVELOPMENT
	CORPORATION


	By:____________________________
		Bradley P. Dolbec
		Vice President






PARTNERSHIP MANAGEMENT SERVICES AGREEMENT

	THIS PARTNERSHIP MANAGEMENT SERVICES AGREEMENT (the "Agreement") is made and entered into as of the 1st day of April, 1998, between FORT BEND NHC, L.P., a Virginia limited partnership (the "Partnership"), HELFANT REALTY, INC., a Virginia corporation("HRI"), and FORT BEND NATIONAL HOUSING, L.L.C., a Virginia limited liability company ("FBNH").

	WHEREAS, HRI and FBNH, as the General Partners, FBNH, as the Withdrawing Initial Limited Partner, BCTC 94, Inc., a Delaware corporation ("BCTC 94"), as the Special Limited Partner, and Boston Capital Tax Credit Fund IV L.P., a
Delaware limited partnership ("BCTC IV"), as a Limited
Partner, executed an Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement") of even date herewith, pursuant to the Virginia Revised
Uniform Limited Partnership Act (the "Act"), to, among other things, (i) continue the Partnership; (ii) provide for the admission of BCTC IV to the Partnership as a Limited Partner, and the admission of BCTC 94 to the Partnership as the Special Limited Partner; (iii) provide for the withdrawal of the Initial Limited Partner from the Partnership; (iv) reassign Partnership Interests and (v) set forth all of the provisions governing the Partnership; and

	WHEREAS, the Partnership desires that HRI and FBNH provide certain management services with respect to the business of the Partnership for the period commencing as of the date hereof and continuing throughout the term of the Partnership.

	NOW, THEREFORE, in consideration of the foregoing, of the mutual promises of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

	1.  Appointment.  The Partnership hereby appoints HRI and
FBNH to render services in managing the Partnership during the term of the Partnership as herein contemplated.

	2. Authority. In conformity with the provisions of the Partnership Agreement, throughout the term of the Partnership, HRI and FBNH shall have the authority and the obligation, to:

  	(a)	administer, manage and direct the business
of the Partnership, and take such further action as it may deem necessary or desirable to further the interest of the Partnership;

 		(b)	monitor the day-to-day operations of the
Apartment Complex and make recommendations with respect thereto;

	(c)	investigate and make recommendations with
respect to the selection and conduct of relations with consultants and technical advisors (including, without limitation, accountants and other similar advisors, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents and banks) and persons acting in any other capacity, in connection with the Partnership;

	(d)	maintain appropriate books and records of
the Partnership in accordance with sound federal income tax accounting principles, including information relating to the sale by the General Partners or any Affiliate of goods or services to the Partnership;

	(e)	be responsible for the safekeeping and use
of all funds and assets of the Partnership, including the maintenance of bank accounts;

	(f)	prepare and provide, or cause to be
prepared and provided, all reports, tax returns, financial statements and other information, in the form and at the times provided for in Section 13.04 of the Partnership Agreement;

	(g)	as and to the extent provided in Section
13.04 of the Partnership Agreement, furnish or cause to be furnished to the Partners copies of any and all financial reports that may be requested by any party(ies) to any of the Project Documents or any governmental agencies having jurisdiction;

	(h)	furnish or cause to be furnished to BCTC
94 all such information as BCTC 94 may reasonably request from time to time with respect to the financial and physical conditions of the Apartment Complex and the financial and administrative affairs of the Partnership;
and

	(i)	provide office space, support staff and
administrative services as required by the Partnership.

	3. Fees. For services to be performed under this Agreement, the Partnership shall pay to HRI and FBNH, solely from the Cash Flow of the Partnership available for distribution, and in accordance with Section 11.01(a) of the Partnership Agreement, an annual Partnership Management Fee. Such fee shall be in accordance with the provisions of the Project Documents, and shall be in an amount equal to $32,000 per year, commencing in 2000.

	4.  Withholding of Fee Payments.  In the event that
(a) the General Partners or any successor General Partners shall not have substantially complied with any material provisions under this Agreement or the Partnership Agreement, after Notice from BCTC 94 of such noncompliance and failure to cure such noncompliance within a period of thirty (30) days (or such longer period of time as shall be reasonably necessary to effect such cure, if such cure cannot be effected within thirty (30) days and the General Partners are diligently pursuing such cure) from and after the date of such Notice, or (b) the Construction Lender or the Lender shall have declared the Partnership to be in default under the Construction Loan or the Mortgage Loan, as applicable, or (c) foreclosure proceedings shall have been commenced against the Apartment Complex, then the General Partners shall be in default of this Agreement and the Partnership Agreement, and the Partnership shall withhold payment of any installment of fees payable to HRI and FBNH pursuant to Section 3 of this Agreement and Section 8.11 of the Partnership Agreement.

	All amounts so withheld by the Partnership under this Section 4 or Section 8.12 of the Partnership Agreement, shall be promptly released to HRI and FBNH only after the General Partners have cured the default justifying the withholding, as demonstrated by evidence reasonably acceptable to BCTC 94.

	5. Assignment of Fees. HRI and FBNH shall not assign, pledge or otherwise encumber, for security or otherwise, the payments of the Partnership Management Fee set forth above to be made by the Partnership, or any portion(s) thereof or any of their respective right(s) thereto, without prior written Notice to BCTC 94.

	6. Successors and Assigns; Termination. This Agreement shall be binding on the parties hereto, their heirs, successors and assigns. However, this Agreement may not be assigned by any party without the Consent of BCTC 94, nor may it be terminated without the Consent of BCTC 94; such Consent shall not be unreasonably withheld. In the event that (a) the Interest of any General Partner as General Partner is converted, transferred or reduced pursuant to Section 6.03 of the Partnership Agreement, or (b) the General Partner or its successor(s) are removed from the Partnership pursuant to
Section 8.13 of the Partnership Agreement, any further payment of fees from the Partnership pursuant to Section 3 above shall be governed by such Sections 6.03 and 8.13, as appropriate.

		7. Defined Terms. Capitalized terms used in this Agreement and not specifically defined herein shall have the same meanings assigned to them as in the Partnership
Agreement.

     		8.  Separability of
Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purposes of this Agreement is determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those provisions of this Agreement which are valid.

		9. No Continuing Waiver. The waiver by any party of any breach of this Agreement shall not operate or be construed to be a waiver of any subsequent breach.

		10. Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Virginia.

	IN WITNESS WHEREOF, the parties have caused this Partnership Management Services Agreement to be duly executed as of the date set forth above.


			FORT BEND NHC, L.P.

			By:	Helfant Realty, Inc.
				Managing General Partner


				By: Dorcas Helfant
				        Dorcas Helfant
				        President

			And By:	Fort Bend National Housing, L.L.C.,
				General Partner


					By:/s/Bradley P. Dolbec
				   	Bradley P. Dolbec
				   	Manager

	HELFANT REALTY, INC.


	By:	/s/Dorcas Helfant
							Dorcas Helfant
							President

				FORT BEND NATIONAL HOUSING,
				L.L.C.


				By: /s/Bradley P. Dolbec
		 			Bradley P. Dolbec
					Manager